SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2013

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-35402	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

828 Main Street, Lynchburg, VA		24504
(Address of principal executive offices)		(Zip Code)

(434) 846-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 21, 2013, the Board of Directors appointed Donald M. Giles to serve as a director of the Company and as a director of Bank of the James, a wholly-owned subsidiary of the Company (the “Bank”). Mr. Giles has served as director of the Company and the Bank since the inception of each. Under the bylaws as in effect on the date of the filing of the Schedule 14A Definitive Proxy Statement related to the Company’s 2013 Annual Meeting of Shareholders, Mr. Giles was not eligible for re-election because of his age. As set forth in Item 5.03 below, the Company amended its bylaws to increase the maximum age at which a director may be elected. As a consequence, the Company determined that it was in its best interest to reappoint Mr. Giles to the boards of the Company and the Bank.

Mr. Giles, age 71, currently serves as chairman of Moore & Giles, Inc., a Lynchburg-based company that specializes in design and marketing of leather products for international and domestic sales distribution. He formerly served as the president of that company. Mr. Giles will continue to serve on the executive committee of the Company and the executive, loan, and investment committees of the Bank.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 21, 2013, the Board of Directors of Bank of the James Financial Group, Inc. (the “Company”) amended the Company’s Bylaws (the “Bylaws”) as follows: Article III, Section 2 was amended to increase the maximum age at which a director may be elected from 70 to 72. The amendment was effective on May 21, 2013.

The full text of the Bylaws, as amended and restated as of May 21, 2013, are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference. The description of the amendments is qualified in its entirety by reference to the attached Bylaws as amended and restated.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) On May 21, 2013, Bank of the James Financial Group, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.

(b) As of March 26, 2013 the record date for the determination of the shareholders entitled to notice of, and vote at the Annual Meeting, there were 3,352,725 shares of common stock outstanding and eligible to vote. 2,375,666 shares, or approximately 70.85% of the outstanding shares, were represented at the meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company voted on the following matters as described in the Proxy Statement dated April 8, 2013:

Proposal No.1. The Company’s shareholders elected three Group One directors to serve on the Board of Directors for a three year term to expire at the Company’s 2016 annual meeting of shareholders, as set forth below:

Name	Votes For	Withheld	Broker Non-Votes
James F. Daly	1,526,512	5,310	843,844
Watt R. Foster, Jr.	1,409,602	122,220	843,844
Thomas W. Pettyjohn, Jr.	1,522,772	9,050	843,844

Proposal No. 2. The Company’s shareholders ratified the appointment of Yount, Hyde & Barbour, P.C., of Winchester, Virginia, as the Company’s independent registered public accounting firm for the year ending December 31, 2013, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,368,845	6,158	663	0

Proposal No. 3. The Company’s shareholders adopted a non-binding, advisory resolution approving the 2012 compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,487,131	26,328	18,363	843,844

Proposal No. 4. The Company’s shareholders voted in favor of recommending that the Company hold a stockholder advisory vote on executive compensation every one year, as set forth below:

One Year	Two Years	Three Years	Abstain
1,296,781	52,124	174,914	8,003

The voting results for each proposal are the final voting results.

(c) Not applicable

(d) At the Annual Meeting, the Company’s shareholders recommended, on an advisory basis, that the Company’s future advisory votes on executive compensation should be held every one year. Consistent with the shareholder recommendation, the board of directors of the Company determined that it will hold an advisory vote on executive compensation annually.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired—Not Applicable

(b)	Pro Forma Financial Information—Not Applicable

(c)	Shell Company Transactions – Not Applicable

(d)	Exhibits – Not Applicable

Exhibit No.	Exhibit Description

3.2	Amended and Restated Bylaws of the Company as of May 21, 2013

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 24, 2013		BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ J. Todd Scruggs J. Todd Scruggs Secretary-Treasurer